SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8 - K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2003

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(Date of Report)

COATES INTERNATIONAL, LTD.

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(Exact name of registrant as specified in its charter)

STATE OF DELAWARE 33-94884 22-2925432

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(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

2100 Highway #34 & Ridgewood RoadWall Township, New Jersey 07719

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (732) 449-7717

Item 5. Other Events

Coates International, Ltd. (the "Company") has completed the construction and initial ignition testing of its new, diesel fueled, 855 cubic inch truck engine. This is the first diesel fueled combustion engine ever produced utilizing the Coates "Spherical Rotary Valve" in the world. The Company developed this engine pursuant to the terms of its license agreement with MEA, England and Associates, LLC ("MEA"). MEA purchased the Exclusive License for North America to manufacture, sell and sublicense combustion engines utilizing the Company's patented technologies, which includes the "Coates Spherical Rotary Valve". This license is for non-military vehicles weighing over 8,000 pounds intended for use on public roads, which covers Trucks in classes 2C through 8, Motor Homes and Buses.

George J. Coates, the Company's founder, stated that this diesel truck engine will undergo further testing and adjustments over the next several weeks. Once this diesel truck engine prototype, together with a second prototype regular gas-fueled 855 cubic inch truck engine, have satisfactorily passed EPA emissions and other road tests, both prototype engines will be delivered to MEA. Upon delivery, the balance of the Exclusive License fee will be paid by MEA to the Company.

The Company has already achieved successful operational results with combustion engines utilizing its patented technologies, including the "Coates Spherical Rotary Valve", for natural gas and regular gasoline fuels.

FORWARD-LOOKING STATEMENT

This Current Report contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

    technology and engine performance
    engine testing performance and results
    commercial acceptability and commercial success of our technology and engines in the marketplace plans, objectives, expectations and intentions contained in this Current Report that are not historical facts.

When used in this Current Report, the words "expects," "anticipates," "intends," "plans," "believes, "seeks," estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those discussed in this Current Report. We assume no obligation to update any forward-looking statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2003 COATES INTERNATIONAL, LTD.

By: __/s/ George J. Coates___

George J. Coates

Chief Executive Officer

COATES - FORM 8-K - Test results-MEA Lic Agr